Exhibit 23.1

                      CONSENT OF KPMG PEAT MARWICK LLP



The Board of Directors
Culligan Water Technologies, Inc.:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.





/s/KPMG Peat Marwick LLP
Chicago, Illinois
May 21, 1998